May 10, 2007


Wachovia Commercial Mortgage Securities, Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-131262) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

UPDATE to Free Writing Prospectus dated April 30, 2007 (the "April 30 FWP")

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31 (the "Issuer")


Collateral Updates:
------------------

1. With respect to the Mortgage Loan identified as the Beacon D.C. and Seattle Pool Loan (loan number 2), representing 7.1% of the Cut-Off Date Pool Balance (9.2% of the Cut-Off Date Group 1 Balance), the following items are being updated:

              A. The description of affiliated property managers included on page S-66 of the April 30 FWP is being updated to reflect that the property manager for 19 (rather than 20) of the Mortgaged Properties is an affiliate of the sponsor and that the property manager for 1 of the Mortgaged Properties is an affiliate of a joint venture partner of the sponsor.

              B. Under the description of "Ongoing Annual Reserves" on page D-9 of Annex D to the April 30 FWP, the amount listed for "Replacement" is being updated from $2,462,085 to "Springing", and the amount listed for "TI/LC" is being updated from $9,848,341 to "Springing". Such springing amounts are to be calculated based upon $0.15 per square foot with respect to the replacement reserve and $1.00 per square foot with respect to the TI/LC reserve as described in the related Mortgage Loan documents.

              C. With respect to the description of releases of Collateral Assets included on page D-15 of Annex D to the April 30 FWP, the post-sale/release condition prior to actual NOI DCSR reaching 1.45x is being updated to reflect that NOI DSCR must equal at least the greater of (i) 1.07x (rather than 1.08x) and (ii) the NOI DSCR immediately prior to the sale or release. With respect to the description of releases of Cash Flow Assets included on page D-15 of Annex D to the April 30 FWP, the post-sale/release condition is being updated to reflect (1) that NOI DSCR must equal at least the greater of (i) 1.07x (rather than the NOI DSCR at origination) and (ii) the NOI DSCR immediately prior to the sale or release, and (2) that if a sale or release results in (i) all Cash Flow Assets being released and (ii) a prepayment of the Mortgage Loan in the aggregate amount of $100,000,000 (whether pursuant to one or more multiple releases), then the related borrower is only required to satisfy the NOI DSCR of 1.07x (and not the NOI DSCR immediately prior to the sale or release).

              D. With respect to certain litigation related to the Mortgage Loan, the "Litigation May Have Adverse Effect on Borrower" risk factor section of April 30 FWP is being updated to include the following:

              With respect to 1 Mortgage Loan (loan number 2), specifically the Market Square Mortgaged Property representing (by allocated loan amount) 1.1% of the mortgage pool (1.4% of loan group 1), a lawsuit involving the development of the Market Square property was filed in February 2001 (after a substantially similar action was dismissed from federal court following dismissal of a RICO count, upheld on appeal) and is pending. The defendants are the general partner of the property owner and the current and former partners in, and affiliates of, such general partner and the plaintiff is the limited partner of the property owner. The complaint alleges fraud, conspiracy, breach of contract, breach of fiduciary duty, inducement of fiduciary breach, and failure to provide access to the books and records of the property owner and seeks monetary and injunctive relief. The defendants filed an answer in November 2001 denying liability. Document discovery was substantially completed in 2003 but depositions have not commenced. The case has been stayed pending the interlocutory appeal noted above. The defendants appealed an order granting, in part, a motion by the plaintiff to compel the production of certain privileged documents. In connection with the above action, Western Associates Limited Partnership delivered a Notice of Lis Pendens on January 30, 2007.

2. The identity of the sponsors with respect to the Mortgage Loan identified as the Southern Palm Crossing Shopping Center Loan (loan number 17), representing 1.2% of the Cut-Off Date Pool Balance (1.5% of the Cut-Off Date Group 1 Balance), included on page D-102 of Annex D to the April 30 FWP is being updated to reflect "Joseph Cogen and Gertz Builders & Developers".

3. The "Loan Purpose" with respect to the Mortgage Loan identified as the 1900 L Street Loan (loan number 37), representing 0.5% of the Cut-Off Date Pool Balance (0.7% of the Cut-Off Date Group 1 Balance), included on Annex A-1 to the April 30 FWP is being updated from "Acquisition" to "Refinance". The "Loan Purpose" with respect to the Mortgage Loans identified as the Springhill Loan (loan number 91), representing 0.2% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 2 Balance), and the Tyvola Center Loan (loan number 116), representing 0.1% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), included on Annex A-1 to the April 30 FWP is being updated from "Refinance" to "Acquisition".

4. The amount of existing mezzanine debt with respect to the Mortgage Loan identified as the 1700 Higgins Center Loan (loan number 72), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), included in the April 30 FWP is being updated from $3,697,500 to $0, as there is no longer any existing mezzanine debt with respect to the Mortgage Loan. The conditions for future mezzanine debt with respect to the Mortgage Loan are also being updated to state that (i) the equity interest in the borrower, together with certain other assets, including indirect interests in other mortgaged properties, or the direct or indirect equity holders in the borrower, may be pledged to secure a revolving mezzanine facility of up to $75,000,000, (ii) such mezzanine debt will be originated by Barclays Capital Real Estate, Inc. or an affiliate thereof, and (iii) such mezzanine debt will be subject to an intercreditor agreement.

5. The final extended maturity date with respect to the Mortgage Loan identified as the Capital One Data Center Loan (loan number 96), representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), which is a hyper-amortization loan, included in the April 30 FWP is being updated from May 11, 2034, to May 11, 2037.

6. The "Loan Administrative Cost Rate" with respect to the Mortgage Loan identified as the Mirasol Apartments Loan (loan number 141), representing 0.1% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 2 Balance), included on Annex A-1 to the April 30 FWP is being updated from 0.06038% per annum to 0.02038% per annum. As a result, the weighted average Master Servicing Fee Rate described in the April 30 FWP is also being updated from 0.02259% per annum to 0.02255% per annum.

7. The description of permitted future mezzanine debt with respect to the Mortgage Loan identified as the Wine Country RV Loan (loan number 156), representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), included in the April 30 FWP is being updated to clarify that, the future mezzanine debt is only permitted in connection with a transfer of the Mortgaged Property and that the conditions for such future mezzanine debt include that the loan-to-value ratio may not be greater than 80.0% and the debt service coverage ratio must be greater than or equal to 1.20x.

8. The first payment date with respect to the Mortgage Loan identified as the Comfort Suites - Charlotte, NC (loan number 168), representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), included in the April 30 FWP is being updated from June 1, 2007, to July 1, 2007. The final scheduled maturity date for the Mortgaged Loan is also being updated from May 1, 2017, to June 1, 2017, and the "Prepayment Provision" designation in Annex A-1 to the April 30 FWP is being updated from "L(24), D(93), O(3)" to "L(23), D(94), O(3)".

9. Certain information included on page S-81 of the April 30 FWP is being updated to correct a typographical error in the calculation of the percentage of the Cut-Off Date Group 1 Balance comprised by certain Mortgage Loans. The subject paragraph will now read as follows:

With respect to 20 mortgage loans (loan numbers 3, 4, 7, 14, 16, 27, 47, 50, 52, 54, 62, 72, 73, 82, 118, 120, 124, 134, 156 and 172), representing approximately
21.4% of the mortgage pool (14 mortgage loans in loan group 1 or 22.1% and 6 mortgage loans in loan group 2 or 19.2%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of debt service coverage ratio and loan-to-value tests) and in some cases with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.


Structural Updates:
------------------

1. The table below lists certain summary information concerning the Class IO Certificates, which are not being offered pursuant to this free writing prospectus.



                 Closing Date     Percentage                                                            Cash Flow
                 Certificate         of                                                     Weighted      or
                   Balance        Cut-Off                   Pass-Through      Initial       Average     Principal       Expected
                 or Notional      Date Pool     Credit         Rate         Pass-Through      Life       Window        Moody's/S&P
   Class            Amount         Balance      Support     Description         Rate         (years)    (Mon./Yr.)       Rating
-------------  ----------------  -----------  ------------  --------------  ------------  -----------  ------------  --------------

Class IO.....  $5,845,468,231        N/A          N/A           WAC-IO          %             N/A          N/A           Aaa/AAA
-------------  ----------------  -----------  ------------  --------------  ------------  -----------  ------------  --------------



              A. The Class IO Certificates do not have a certificate balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The Class IO Certificates have 28 separate components (each, a "Component"), each corresponding to a different Class of each of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T and Class U Certificates and the Class A-5FL Regular Interest (the "Sequential Pay Certificates"). Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The component balance (the "Component Balance") of each Component will equal the certificate balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On each Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date.

              B. The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Strip Rate" in respect of any Class of Components for any Distribution Date will, in general, equal the weighted average net mortgage rate for such Distribution Date, minus the pass-through rate for the Class of Sequential Pay Certificates corresponding to such Component (but in no event will any Strip Rate be less than zero).

              C. The yield to maturity of the Class IO Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class IO Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. See "RISK FACTORS--Prepayments Will Affect Your Yield" in the April 30 FWP.

              D. Any optional termination by the holders of the Controlling Class, the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class IO Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in the April 30 FWP.

              E. The Class X-P, Class X-C and Class X-W Certificates are no longer being offered.

2. The Class A-MFL Certificates and the Class A-JFL Certificates are no longer being offered. The principal balances of the Class A-MFL Certificates and the Class A-JFL Certificates will be combined with the principal balance of the Class A-M Certificates and the Class A-J Certificates, respectively, and payments on the Class A-M Certificates and the Class A-J Certificates, including with respect to the principal balance previously allocated to the Class A-MFL Certificates or the Class A-JFL Certificates, will be made as described in the April 30 FWP with respect to the Class A-M Certificates and the Class A-J Certificates, respectively.

3. The principal allocation between the Class A-5 and Class A-5FL Certificates are being updated to $[125,000,000] and $[625,000,000], respectively. The aggregate certificate balances of the Class A-5 and Class A-5FL Certificates will equal the certificate balance of the Class A-5 Certificates set forth in the April 30 FWP.

4. The table below lists certain summary information concerning the Class S, Class T and Class U Certificates, which are not being offered pursuant to this free writing prospectus.

                 Closing Date     Percentage                                                            Cash Flow
                 Certificate         of                                                     Weighted      or
                   Balance        Cut-Off                   Pass-Through      Initial       Average     Principal       Expected
                 or Notional      Date Pool     Credit         Rate         Pass-Through      Life       Window        Moody's/S&P
   Class            Amount         Balance      Support     Description         Rate         (years)    (Mon./Yr.)       Rating
-------------  ----------------  -----------  ------------  --------------  ------------  -----------  ------------  --------------

Class S......   $7,306,000         0.125%        1.250%         Fixed            %             (1)         (1)          Caa1/NR

Class T......   $14,614,000        0.250%        1.000%         Fixed            %             (1)         (1)          Caa2/NR

Class U......   $58,455,231        1.000%        0.000%         Fixed(2)         %             (1)         (1)           NR/NR

-------------  ----------------  -----------  ------------  --------------  ------------  -----------  ------------  --------------

----------------

(1) Not offered hereby. Any information provided regarding the terms of these Certificates is provide only to enhance understanding of the Offered Certificates.

(2)      The  Pass-Through  Rate applicable to the Class U Certificates  for any
         Distribution Date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in the April 30 FWP) for the related date.

The aggregate certificate balances of the Class S, Class T and Class U Certificates will equal the certificate balance of the Class S Certificates set forth in the April 30 FWP.

5. Attachment A sets forth charts entitled "Percentage of Mortgage Pool by Prepayment Restriction" and "Percentage of Loan Group 1 by Prepayment Restriction" and will replace the analogous charts in Annex B to the April 30 FWP.

                      ------------------------------------

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                  ATTACHMENT A

Wachovia Commercial Mortgage Securities, Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-131262) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN

CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                      ------------------------------------

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B
-------

      Percentage of Mortgage Pool by Prepayment Restriction(1)(2)(3)(4)


Prepayment Restriction    May-07    May-08   May-09    May-10    May-11     May-12   May-13   May-14    May-15    May-16    May-17
----------------------    ------    ------   ------    ------    ------     ------   ------   ------    ------    ------    ------

Locked Out                91.33%    89.73%     1.70%     1.53%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    0.00%
Defeasance                 0.00%     0.00%    77.96%    76.65%    77.26%    85.10%    85.07%    85.84%    85.82%    78.31%    0.00%
Yield Maintenance          8.50%    10.07%    20.02%    20.37%    21.27%    13.66%    13.69%    13.99%    14.01%    14.04%    0.00%
Prepayment Premium         0.00%     0.00%     0.19%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     1.58%    0.00%
Open                       0.17%     0.20%     0.14%     1.45%     1.47%     1.24%     1.25%     0.17%     0.17%     6.08%  100.00%
                       --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------
Total                    100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%  100.00%
                       --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------

Mortgage Pool
  Balance Outstanding
  (in millions)        $5,845.47 $5,839.49 $5,831.85 $5,822.73 $5,807.32 $4,958.50 $4,936.58 $4,668.62 $4,647.58 $4,625.20   $3.43
                       --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------
% of Initial Pool
  Balance                100.00%    99.90%    99.77%    99.61%    99.35%    84.83%    84.45%    79.87%    79.51%    79.12%    0.06%

----------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)      Based on the  assumptions  set forth in footnote  (1) above,  after May
         2017, the outstanding loan balances represent less than 0.06% of the Cut-Off Date Pool Balance.

(3) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.


WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C31

ANNEX B
-------

      Percentage of Loan Group 1 by Prepayment Restriction(1)(2)(3)(4)



Prepayment Restriction    May-07    May-08   May-09    May-10    May-11    May-12    May-13   May-14    May-15    May-16    May-17
----------------------    ------    ------   ------    ------    ------    ------    ------   ------    ------    ------    ------

Locked Out                89.49%    87.46%     1.18%     1.17%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    0.00%
Defeasance                 0.00%     0.00%    78.08%    76.39%    77.22%    87.13%    87.09%    86.97%    86.93%    79.55%    0.00%
Yield Maintenance         10.29%    12.32%    20.60%    21.70%    22.05%    12.71%    12.74%    12.86%    12.89%    12.93%    0.00%
Prepayment Premium         0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    0.00%
Open                       0.22%     0.22%     0.14%     0.73%     0.73%     0.17%     0.17%     0.18%     0.18%     7.53%  100.00%
                       --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------
Total                    100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%  100.00%
                       --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------
Group 1  Balance
  Outstanding
  (in millions)        $4,517.84 $4,512.44 $4,505.44 $4,497.13 $4,483.02 $3,803.45 $3,784.20 $3,575.20 $3,557.57 $3,538.77   $3.43
                       --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------
% of Initial Group
  1   Balance            100.00%    99.88%    99.73%    99.54%    99.23%    84.19%    83.76%    79.14%    78.74%    78.33%    0.08%
                       --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------

---------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)      Based on the  assumptions  set forth in footnote  (1) above,  after May
         2017, the outstanding loan balances represent less than 0.08% of the Cut-Off Date Pool Balance.

(3) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.


                                      B-2